UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021

INTERPRIVATE III FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40151	85-3069266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 920-0125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	IPVF.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	IPVF	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	IPVF WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Explanatory Note

On December 15, 2021, Aspiration Partners, Inc. (“Aspiration”) and InterPrivate III Financial Partners Inc. (“InterPrivate III”) announced that Aspiration and InterPrivate III had secured $315 million of incremental equity financing. The new financing includes $250 million in proceeds from the issuance of Aspiration Series X Preferred Stock (as defined below), $50 million of investment in the form of mandatorily convertible pre-merger securities of Aspiration and $15 million of investment in the form of a private placement of InterPrivate III common stock PIPE priced at $11 per share closing concurrently with the Business Combination (as defined below). In connection with such transactions, Aspiration and InterPrivate III entered into certain agreements and amended certain existing agreements as described herein.

Amended and Restated Merger Agreement

As previously disclosed, on August 18, 2021, InterPrivate III entered into an agreement and plan of merger (the “Merger Agreement”), by and among InterPrivate III, InterPrivate III Merger Sub Inc., a wholly owned subsidiary of InterPrivate III (“Merger Sub”), InterPrivate III Merger Sub II LLC, a wholly owned subsidiary of InterPrivate III (“Merger Sub II”), and Aspiration.

On December 15, 2021 (the “Amendment Date”), InterPrivate III, Merger Sub, Merger Sub II and Aspiration entered into an amended and restated agreement and plan of merger (the “A&R Merger Agreement”), amending and restating the Merger Agreement in connection with, among other things, entry into the Series X Preferred Stock Purchase Agreement (defined below). Pursuant to the A&R Merger Agreement, Merger Sub will merge with and into Aspiration with Aspiration surviving the merger as a wholly owned subsidiary of InterPrivate III (the “First Merger”) and, immediately following the First Merger and as part of the same overall transaction as the First Merger, the surviving corporation will merge with and into Merger Sub II with Merger Sub II surviving the merger (the “Second Merger”). The transactions contemplated by the A&R Merger Agreement are referred to as the “Business Combination,” and in connection with the consummation of the Business Combination, InterPrivate III will be renamed and is referred to herein as “New Aspiration” as of the time following such change of name. The Business Combination has been approved by the boards of directors of each of InterPrivate III, Merger Sub, Merger Sub II and Aspiration.

Under the A&R Merger Agreement, InterPrivate III has agreed to acquire all of the outstanding equity interests of Aspiration for $1,750,000,000 in aggregate consideration (as increased by any Equity Financing Proceeds (as defined in the A&R Merger Agreement), the “Aggregate Consideration”) in the form of Class A common stock (valued for this purpose at $10.00 per share), $200,000,000 of which (represented by 20,000,000 shares of Class A common stock) will initially be issued into escrow in connection with private placements entered into with certain accredited investors to close concurrently with the closing of the Business Combination (the “Closing”) pursuant to which, among other things, InterPrivate III has agreed to issue and sell an aggregate of 20,000,000 shares of InterPrivate III Class A common stock, at a purchase price of $10.00 per share (the “PIPE Investment”) and up to $77,828,400 of which (represented by 7,782,840 shares of Class A common stock) will be initially issued into escrow for the benefit of the holders of Aspiration’s convertible senior notes. The shares of Class A common stock issued into escrow at the effective time of the Business Combination (the “Effective Time”) will be released to InterPrivate III to the extent InterPrivate III is obligated to issue Additional Shares (as defined in the A&R Merger Agreement) to the investors (the “PIPE Investors”) that are participating in the PIPE Investment or the convertible note holders, as applicable, and, otherwise, to the holders of capital stock of Aspiration as of immediately prior to the Effective Time.

Each Aspiration stockholder (other than holders of Aspiration’s Series C-4 preferred stock, Aspiration Series X Preferred Stock (defined below) and Aspiration common stock issued upon conversion of certain convertible senior notes) and each holder of a vested Aspiration option (as defined below) shall also receive a contingent right to receive a pro rata portion of up to 100,000,000 shares of Class A common stock of New Aspiration (the “Contingent Consideration”). The Contingent Consideration may be earned in five equal tranches of 20,000,000 shares of New Aspiration Class A common stock (x) when the closing price of New Aspiration Class A common stock equals or exceeds (i) $12.50 per share prior to the 18-month anniversary of the Effective Time, (ii) $15.00 per share prior to the 36-month anniversary of the Effective Time, (iii) $17.50 per share prior to the 36-month anniversary of the Effective Time, (iv) $20.00 per share prior to the 48-month anniversary of the Effective Time and (v) $25.00 per share prior to the 60-month anniversary of the Effective Time, in each case, as measured over any 20 trading days within any 30-day trading period prior to the end of the relevant time period applicable to each such earn out tranche or (y) when New Aspiration consummates a change of control transaction that entitles its stockholders to receive a per share consideration of at least $12.50, $15.00, $17.50, $20.00 and $25.00, as applicable. Any right to Contingent Consideration that remains unvested on the first business day after five years from Effective Time will be forfeited without any further consideration.

Pursuant to the A&R Merger Agreement, at the Effective Time, the consideration to be issued to the holders of Aspiration capital stock (other than Aspiration Series X Preferred Stock) will be in the form of Class A common stock of New Aspiration (valued at $10.00 per share). Additionally, each option to purchase shares of Aspiration common stock (an “Aspiration option”) that is outstanding and unexercised, whether or not then vested or exercisable, will be assumed by New Aspiration and converted into an option to acquire shares of Class A common stock of New Aspiration with the same terms and conditions as applied to the Aspiration option immediately prior to the Effective Time; provided that the number of shares underlying such New Aspiration option will be determined by multiplying the number of shares of Aspiration common stock subject to such option immediately prior to the Effective Time by the ratio determined by dividing the per share merger consideration value by $10.00 (the quotient being the “option exchange ratio”), which product shall be rounded down to the nearest whole number of shares, and the per share exercise price of such New Aspiration option will be determined by dividing the per share exercise price immediately prior to the Effective Time by the option exchange ratio, which quotient shall be rounded up to the nearest whole cent.

Pursuant to the A&R Merger Agreement, (x) immediately prior to the Effective Time, each warrant to purchase shares of Aspiration common stock that is issued and outstanding prior to the Effective Time will be either (i) exercised or terminated in accordance with its terms or (ii) assumed by New Aspiration and converted into a warrant of New Aspiration to purchase shares of New Aspiration Class A common stock and (y) prior to the Effective Time, each convertible note of Aspiration will be converted into Aspiration capital stock, paid off in accordance with the terms thereof or remain outstanding as indebtedness of New Aspiration without the right to convert into capital stock of New Aspiration. If any indebtedness of Aspiration (including with respect to convertible notes of Aspiration that remain outstanding) is not paid off at the Closing, it will be assumed by New Aspiration.

In addition, with respect to the Aspiration Series X Preferred Stock, the A&R Merger Agreement provides that, among other things, the following matters will occur on the terms and subject to the conditions set forth in the A&R Merger Agreement:

•

at the Effective Time, the consideration to be issued to holders of Aspiration Series X Preferred Stock (as defined below and referred to under the heading of this Current Report on Form 8-K (this “Form 8-K”) entitled “Series X Preferred Stock Purchase Agreement”) will be in the form of a new class of preferred stock of InterPrivate III to be designated as “Series X Preferred Stock” (defined herein as “New Aspiration Series X Preferred Stock”) pursuant to a New Aspiration Certificate of Designations (as defined below) to be filed with the Secretary of State of the State of Delaware on or prior to the closing date of the Business Combination (the “Closing Date”); and

•

the outstanding Aspiration Series X Preferred Stock will be excluded from the Exchange Ratio (as defined in the A&R Merger Agreement) and will be exchanged for New Aspiration Series X Preferred Stock on a one-for-one basis with neither (i) the right to receive any of the shares of Class A common stock that are issued into escrow at the Effective Time for the benefit of PIPE Investors or certain note holders, as the case may be, nor (ii) any contingent right with respect to the shares of New Aspiration Class A common stock subject to the earn out provisions of the A&R Merger Agreement.

In addition, the A&R Merger Agreement amended certain closing conditions and termination provisions in the Merger Agreement, including:

•

each party’s ability to terminate the A&R Merger Agreement if the Closing has not occurred on or before May 18, 2022 (the “Outside Date”) will be extended to July 19, 2022 if the Registration Statement on Form S-4, which will include the proxy statement/prospectus of InterPrivate III (the “Registration Statement”), has not been declared effective by April 18, 2022, provided that if the approval of the stockholders of InterPrivate III is obtained at least five business days before the Outside Date (as may be extended), Aspiration will have no right to terminate the A&R Merger Agreement pursuant to this termination right if the Business Combination has not closed by the Outside Date solely as a result of the Minimum Cash Condition (as defined below) having not been satisfied on or prior to the Closing Date;

•

Aspiration will be able to terminate the A&R Merger Agreement in the event that the dollar amount of InterPrivate III’s trust account after giving effect to applicable redemptions, the gross proceeds from the issuance of Aspiration Series X Preferred Stock, the PIPE and any pre-Closing junior equity financing (including the previously completed mandatorily convertible preferred stock issuance by Aspiration that closed subsequent to the date of the Merger Agreement), taken together as a whole, is less than $450,000,000 on or prior to the Closing Date (such condition, the “Minimum Cash Condition”) (and all other closing conditions have been satisfied, as applicable);

•

InterPrivate III will be able to terminate the A&R Merger Agreement during the period beginning three business days following the Outside Date if the approval of the stockholders of InterPrivate III has been obtained and the Minimum Cash Condition is unsatisfied (and all other closing conditions have been satisfied, as applicable); and

•

Aspiration will be required to pay InterPrivate III (i) a termination fee of $30,000,000 if Aspiration terminates the A&R Merger Agreement because the Minimum Cash Condition is unsatisfied on or prior to the Closing Date and (ii) a termination fee of $17,000,000 if InterPrivate III terminates the A&R Merger Agreement during the period beginning three business days following the Outside Date if the approval of the stockholders of InterPrivate III has been obtained and the Minimum Cash Condition is unsatisfied.

The Business Combination is expected to close in the first quarter of 2022, subject to the required approval of InterPrivate III’s shareholders and the fulfillment of other customary closing conditions.

The parties to the A&R Merger Agreement have made customary representations and warranties for a transaction of this type. The representations and warranties made under the A&R Merger Agreement will generally not survive the Closing. In addition, the parties to the A&R Merger Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of InterPrivate III and Aspiration and their respective subsidiaries during the period between the execution of the A&R Merger Agreement and the Closing, covenants with respect to making the filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and covenants with respect to the preparation and filing of the Registration Statement. The covenants made under the A&R Merger Agreement will not survive the Closing, unless by their terms they are to be performed in whole or in part after the Closing. The A&R Merger Agreement also provides that, immediately following the Closing, a nominee proposed by InterPrivate III and reasonably acceptable to Aspiration will be appointed to New Aspiration’s initial board of directors.

The Closing is subject to certain customary conditions, including, among other things: (i) approval by InterPrivate III’s stockholders and Aspiration’s stockholders of the A&R Merger Agreement, the Business Combination and certain other actions related thereto, (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the HSR Act, (iii) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination, (iv) the shares of New Aspiration Class A common stock to be issued in connection with the Business Combination having been approved for listing on the New York Stock Exchange, (v) that InterPrivate III shall have at least $5,000,001 of net tangible assets after giving effect to any redemptions of shares of its Class A common stock and the PIPE Investment Amount (as defined in the A&R Merger Agreement), (vi) effectiveness of the Registration Statement, (vii) receipt of approval of the Business Combination from the Financial Industry Regulatory Authority Inc., (viii) the accuracy of the representations and warranties, covenants and agreements of InterPrivate III and Aspiration, respectively, and (ix) solely with respect to Aspiration, the satisfaction of the Minimum Cash Condition.

The A&R Merger Agreement may be terminated by InterPrivate III or Aspiration under certain circumstances, including, among others, (i) by mutual written agreement of InterPrivate III and Aspiration, (ii) subject to the exceptions noted above, by either InterPrivate III or Aspiration if the Closing has not occurred on or before Outside Date, as may be extended, (iii) by either InterPrivate III or Aspiration if any governmental authority has enacted, issued, promulgated, enforced or entered any governmental order of competent jurisdiction which has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination (subject to certain exceptions), (iv) by either of InterPrivate III or Aspiration if the other party has materially breached the A&R Merger Agreement under certain circumstances, (v) by either InterPrivate III or Aspiration if InterPrivate III has not obtained the required approval of its stockholders at the special meeting, (vi) by InterPrivate III if Aspiration has not obtained the required approval of its stockholders within ten business days after the effectiveness of the Registration Statement, (vii) by InterPrivate III if certain financial statements are not delivered by Aspiration within the necessary timeframes or differ materially from certain draft financial statements shared prior to the execution of the A&R Merger Agreement, (viii) by Aspiration following a modification in the recommendation of InterPrivate III’s board of directors or (ix) by Aspiration if the Minimum Cash Condition is not satisfied (and all other closing conditions described in clauses (i)-(viii) in the preceding paragraph above have been satisfied).

The foregoing descriptions of the A&R Merger Agreement and the Business Combination do not purport to be complete and are qualified in their entirety by the terms and conditions of the A&R Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and is incorporated herein by reference. The A&R Merger Agreement contains representations, warranties and covenants that the parties to the A&R Merger Agreement made to each other as of the date of the A&R Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the A&R Merger Agreement. The A&R Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about InterPrivate III, Aspiration or any other party to the A&R Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the A&R Merger Agreement, which were made only for purposes of the A&R Merger Agreement and as of specific dates, were solely for the benefit of the parties to the A&R Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the A&R Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the A&R Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the A&R Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the A&R Merger Agreement, which subsequent information may or may not be fully reflected in InterPrivate III’s public disclosures.

Series X Preferred Stock Purchase Agreement

Concurrently with the execution of the A&R Merger Agreement, InterPrivate III and Aspiration entered into a Series X Preferred Stock Purchase Agreement (the “Purchase Agreement”) with OCM Aspiration Holdings, LLC (the “Purchaser”). Pursuant to the Purchase Agreement, Aspiration has agreed to issue and sell to the Purchaser an aggregate of 27,777,777 shares of a newly designated series of preferred stock designated as Series X Preferred Stock of Aspiration, par value $0.000003 per share (the “Aspiration Series X Preferred Stock”), for an aggregate purchase price of $250,000,000, which is net of the original issue discount of 10% (the “Series X Financing”), with shares of Aspiration Series X Preferred Stock having the powers, designations, preferences and other rights set forth in the Aspiration Certificate of Designations (as defined below). The closing of the issuance and sale of Aspiration Series X Preferred Stock occurred concurrently with the execution of the A&R Merger Agreement. Aspiration intends to use the proceeds from the issuance and sale of the Aspiration Series X Preferred Stock for general corporate purposes and to pay expenses relating to the issuance of the Aspiration Series X Preferred Stock. The Purchase Agreement also provides that New Aspiration will grant the Purchaser registration rights pursuant to the Registration Rights Agreement (as defined below).

The foregoing description of the Purchase Agreement is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Certificate of Designations

The shares of New Aspiration Series X Preferred Stock to be issued in exchange for shares of Aspiration Series X Preferred Stock pursuant to the A&R Merger Agreement, upon their issuance, will have the powers, designations, preferences, and other rights as set forth in a Certificate of Designations of the New Aspiration Series X Preferred Stock that will be filed by InterPrivate III with the Secretary of State of the State of Delaware on or prior to the Closing Date (the “New Aspiration Certificate of Designations”). The New Aspiration Series X Preferred Stock will have, mutatis mutandis, substantially similar powers, designations, preferences, and other rights as set forth in the Certificate of Designations of the Aspiration Series X Preferred Stock that was filed with the Secretary of State of the State of Delaware upon the consummation of the transactions contemplated by the Purchase Agreement (the “Aspiration Certificate of Designations”).

Voting and Consent Rights

The New Aspiration Series X Preferred Stock will not have any voting rights or rights to convert such preferred shares into shares of New Aspiration Class A common stock. Holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock will be entitled to elect (i) one director to the board of directors of New Aspiration after the ninth anniversary of the Closing Date and upon a Medium Event (as defined below) and (ii) two directors to the board of directors of New Aspiration upon a Major Event (as defined below). New Aspiration will need to obtain the prior written consent of holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock for, among other things: (i) effecting any change of control, liquidation event or merger or consolidation of New Aspiration unless the entirety of the applicable Series X Redemption Price (as defined below) is paid with respect to all then issued and outstanding shares of Series X Preferred Stock, (ii) amending Aspiration’s organizational documents to the extent such amendment has an adverse effect on the holders of Series X Preferred Stock, (iii) increasing or decreasing the number of authorized shares of New Aspiration Series X Preferred Stock, (iv) creating any class or series of New Aspiration capital stock that is pari passu or senior to the New Aspiration Series X Preferred Stock, (v) incurring indebtedness, except for indebtedness incurred under Aspiration’s existing secured debt facilities, debt incurred that allows New Aspiration to satisfy a total net leverage ratio of 3.0x and debt incurred for the redemption of the New Aspiration Series X Preferred Stock (subject to limited exceptions), (vi) declaring, paying or making certain dividends and undertaking certain stock repurchases (subject to limited exceptions) and (vii) certain other specified actions.

Dividends

The dividend rate with respect to the New Aspiration Series X Preferred Stock will be either 8.0% per year in cash or, if not paid in cash, will be paid “in-kind” by accruing at a rate of 8.0%, 11.0% or 12.0% per year for any dividend period ending on or prior to the second anniversary of the Closing Date, between the second and third anniversaries of the Closing Date or between the third and fourth anniversaries of the Closing Date, respectively. New Aspiration may elect either form of dividend payment until the fourth anniversary of the Closing Date, and dividends must be paid in cash thereafter.

Each of the dividend rates set forth above will increase by (i) 5.0% per annum (a) if New Aspiration fails to pay any dividend that is required to be paid in cash if surplus cash is available, (b) if New Aspiration defaults on payment with respect to a Liquidation (as defined below) or redemption, (c) if New Aspiration is in material breach of certain covenants under the New Aspiration Certificate of Designations, subject to certain cure periods, (d) if New Aspiration experiences a bankruptcy or insolvency event, whether voluntary or involuntary, (e) if New Aspiration fails to deliver New Aspiration Class A common stock to a holder of New Aspiration Series X Preferred Stock upon the valid exercise of the Warrant (the foregoing clauses (a) through (e), a “Major Event”), (f) if New Aspiration fails to pay any dividend that is required to be paid in cash if surplus cash is unavailable, (g) if New Aspiration is in material breach of certain other covenants under the New Aspiration Certificate of Designations, subject to certain cure periods, (h) if New Aspiration defaults on outstanding indebtedness or if outstanding indebtedness is accelerated, in each case, in excess of $50,000,000 or (i) if New Aspiration fails to pay an applicable final judgment in excess of $25,000,000 (the foregoing clauses (f) through (i), a “Medium Event,” and together with a Major Event, an “Event of Noncompliance”), or (ii) 3.0% per annum if New Aspiration is in material breach of certain other covenants under the New Aspiration Certificate of Designations that is not a Major Event or Medium Event, subject to certain cure periods (the dividend rate as increased in each of the foregoing cases, the “Noncompliance Incremental Rate”). In addition, if InterPrivate III does not have at least $200,000,000 of cash at the Closing (excluding proceeds from the issuance of New Aspiration Series X Preferred Stock), the dividend rates set forth above will increase by 5.0% per annum (exclusive of any Noncompliance Incremental Rate then in effect) and will remain in effect until, after the Closing Date, New Aspiration has $200,000,000 of cash (the dividend rate as increased by this sentence, the “de-SPAC Incremental Rate”). New Aspiration may elect to pay both the Noncompliance Incremental Rate and the de-SPAC Incremental Rate in cash or “in-kind.”

Springing Rights

Upon the occurrence of a Major Event that has continued for 90 days (and upon the occurrence of certain Major Events, and in certain circumstances, 180 days) or upon the occurrence of a Medium Event that has continued for 180 days, subject to certain time extensions, for so long as such Event of Noncompliance is continuing (the period following termination of the foregoing cure periods, the “Liquidity Period”), the holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock shall have the right to cause New Aspiration to pursue an issuance of securities, a Liquidation (as defined below), merger, sale of assets or similar transaction or series of transactions, a leveraged recapitalization or any other transaction or series of transactions (each, a “Liquidity Transaction”) generating sufficient proceeds available for distribution to holders of New Aspiration Series X Preferred Stock to pay the entirety of the Series X Redemption Price (as defined below). During the Liquidity Period, New Aspiration shall direct an independent financial advisor, approved by the holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock then outstanding, to establish procedures to effect a Liquidity Transaction in an orderly manner with the objective of achieving the highest available value for New Aspiration within a reasonable period of time and the payment of the entire Series X Redemption Price payable in respect of all outstanding shares of New Aspiration Series X Preferred Stock. However, if a Liquidity Period has commenced and the Event of Noncompliance is cured, New Aspiration may discontinue and will not be required to pursue a Liquidity Transaction.

Immediately following the commencement of a Liquidity Transaction, holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock may take control of and direct the process of a Liquidity Transaction and cause New Aspiration to consummate, subject to any requisite stockholder approvals, any Liquidity Transaction in order to redeem the New Aspiration Series X Preferred Stock at the Series X Redemption Price.

Furthermore, during a Liquidity Period, unless New Aspiration is able to redeem outstanding New Aspiration Series X Preferred Stock at the then applicable Series X Redemption Price as a result, New Aspiration will need to obtain the prior written consent of holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock to acquire any business, incur any indebtedness, repurchase capital stock or make distributions (subject to certain exceptions) or fail to redeem outstanding New Aspiration Series X Preferred Stock with surplus cash (subject to applicable law and the terms of any indebtedness of New Aspiration).

Ranking and Liquidation Preference

The New Aspiration Series X Preferred Stock will rank senior to New Aspiration’s common stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of New Aspiration (a “Liquidation”). Upon a Liquidation, each share of New Aspiration Series X Preferred Stock would be entitled to the applicable Series X Redemption Price. The liquidation preference of the New Aspiration Series X Preferred Stock will be equal to $10 per share (the “Series X Liquidation Preference”).

Redemption Rights and Series X Redemption Price

New Aspiration will have the right to redeem all or any portion of the New Aspiration Series X Preferred Stock at any time by paying the applicable Series X Redemption Price; provided, however, that no optional redemption will be permitted that would result in less than 33% of the shares of New Aspiration Series X Preferred Stock that are issued on the Closing Date to remain outstanding following such redemption unless all remaining shares of New Aspiration Series X Preferred Stock are redeemed.

Each holder of New Aspiration Series X Preferred Stock will have the option to require New Aspiration to redeem any portion of the New Aspiration Series X Preferred Stock at the Series X Redemption Price: (i) at any time after the ninth anniversary of the Closing Date or (ii) upon the occurrence of a Major Event (following the expiration of the applicable cure period) at the election of the holders of a majority of the outstanding shares of New Aspiration Series X Preferred Stock. New Aspiration will be required to redeem all of the outstanding shares of New Aspiration Series X Preferred Stock at the Series X Redemption Price automatically upon the occurrence of a change of control, a Liquidation or an insolvency event.

The following table sets forth the “Series X Redemption Price”:

Timing of Redemption	Series X Redemption Price
Until 30 months after the Closing Date (the “First Optional Call Date”)	Make-Whole Amount (as defined below)
From the First Optional Call Date until the first anniversary of the First Optional Call Date	106% of the sum of the Series X Liquidation Preference and accrued but unpaid dividends
From the first anniversary of the First Optional Call Date until 66 months following the First Optional Call Date	103% of the sum of the Series X Liquidation Preference and accrued but unpaid dividends
From and after the date 66 months after the First Optional Call Date	100% of the sum of the Series X Liquidation Preference and accrued but unpaid dividends

The “Make-Whole Amount” with respect to any redemption of any share of New Aspiration Series X Preferred Stock prior to the First Optional Call Date is defined in the New Aspiration Certificate of Designations as an amount equal to the sum of (A) the remaining dividends that would accrue on such shares being redeemed from the day immediately following the redemption date to the First Optional Call Date at 8.0% as may be increased by the de-SPAC Incremental Rate or the Noncompliance Incremental Rate, if applicable, plus (B) the Series X Liquidation Preference of such shares being redeemed plus (C) the then current amount of accrued in-kind dividends on such shares being redeemed, assuming that, for purposes of calculating the foregoing, the shares of New Aspiration Series X Preferred Stock being redeemed were to remain outstanding through the First Optional Call Date.

Series X Minimum Cash Balance

Pursuant to the New Aspiration Certificate of Designations, New Aspiration will also be required to maintain a minimum cash balance of $50,000,000 at all times so long as the New Aspiration Series X Preferred Stock remains outstanding. However, if Aspiration and its subsidiaries have less than $10,000,000 in outstanding indebtedness, the required minimum cash balance is reduced to $30,000,000.

The foregoing description of the New Aspiration Certificate of Designations does not purport to be complete and is subject to and qualified in its entirety by reference to the form of New Aspiration Certificate of Designations, the form of which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Investor Rights Agreement

InterPrivate III has agreed to enter into an Investor Rights Agreement with the Purchaser to be effective upon the Closing Date (the “New Aspiration Investor Rights Agreement”) on substantially similar terms and conditions (while taking into account the consummation of the Business Combination), as those contained in the Investor Rights Agreement (as defined below) set forth below, such that New Aspiration, upon the Closing, shall be subject to the New Aspiration Investor Right Agreement.

As a condition to the closing of the Purchase Agreement, Aspiration and the Purchaser entered into an Investor Rights Agreement (the “Investor Rights Agreement”) pursuant to which, among other things, Aspiration granted the Purchaser certain customary registration rights with respect to the shares of Aspiration common stock underlying the Warrant and certain other securities that may be issued to the Purchaser in respect of the Warrant.

In addition, pursuant to the Investor Rights Agreement, for so long as shares of the Aspiration Series X Preferred Stock issued on the Series X Closing Date remain outstanding, the Purchaser will have (i) a participation right, subject to certain exceptions, pursuant to which the Purchaser may maintain its ownership percentage of Aspiration common stock in connection with future offerings or sales of Aspiration equity securities and (ii) a right of first offer with respect to the provision of any future debt or preferred equity financing to Aspiration or its subsidiaries. The Investor Rights Agreement also provides that, so long as 33% of the Aspiration Series X Preferred Stock issued on the Series X Closing Date remains outstanding, the Purchaser will be entitled to appoint one non-voting observer to the board of directors of Aspiration. The Investor Rights Agreement further contains a number of other customary covenants and agreements, including certain standstill provisions, preemptive rights, rights of first refusal with respect to future debt financing transactions and information rights.

The Investor Rights Agreement provides that the Purchaser will be restricted from transferring the Aspiration Series X Preferred Stock to parties unaffiliated with the Purchaser without the prior written consent of Aspiration for one year following the closing of the issuance of Aspiration Series X Preferred Stock. From and after such date, the Purchaser will be restricted from transferring the Aspiration Series X Preferred Stock to parties unaffiliated with the Purchaser without the prior written consent of Aspiration, which consent may not be unreasonably withheld by Aspiration (other than in the event of a transfer to certain restricted transferees).

The foregoing description of the New Aspiration Investor Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the New Aspiration Investor Rights Agreement, a copy of which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Subscription Agreement

In connection with the Series X Financing, InterPrivate III and the Purchaser entered into a subscription agreement (the “Subscription Agreement”), pursuant to which, among other things, InterPrivate III agreed to issue and sell, in a private placement to close concurrently with the Closing, an aggregate of 1,363,636 shares of InterPrivate III Class A common stock, at a purchase price of $11.00 per share, for an aggregate purchase price of approximately $15,000,000.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is included as Exhibit 10.3 hereto and is incorporated herein by reference.

Warrant

Pursuant to the Purchase Agreement, at the Closing Date, New Aspiration will issue to the Purchaser a warrant to purchase a number of shares of New Aspiration common stock equal to 6.0% of the total number of shares of New Aspiration capital stock outstanding on a fully diluted basis (excluding the shares of New Aspiration Series X Preferred Stock and the Warrant) as of immediately following the consummation of the Business Combination (the “Warrant”).

The foregoing description of the Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Warrant, a copy of which is included as Exhibit 10.4 hereto and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

As a condition to the closing of the Purchase Agreement, New Aspiration, InterPrivate Acquisition Management III, LLC, a Delaware limited liability company (the “Sponsor”), the Purchaser and certain stockholders of New Aspiration will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the parties thereto will be granted certain customary registration rights with respect to shares of New Aspiration common stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is included as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference as if fully set forth herein.

Item 3.02. Unregistered Sales of Equity Securities.

The securities that will be issued pursuant to the Purchase Agreement were and will be offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each of Aspiration and InterPrivate III will rely on this exemption from registration based in part on representations made by the Purchaser in the Purchase Agreement. Neither this Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01. Regulation FD Disclosure.

On December 15, 2021, InterPrivate III and Aspiration, jointly issued a press release announcing, among other things, the execution of the A&R Merger Agreement, the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of InterPrivate III under the Securities Act, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings. This Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 8.01. Other Events.

On December 15, 2021, Aspiration and the Sponsor entered into a side letter agreement (the “Sponsor Side Letter”), pursuant to which Sponsor agreed to forfeit up to 1,300,000 shares of InterPrivate III Class B common stock on the Closing Date, subject to certain conditions.

Pursuant to the Sponsor Side Letter, if on the Closing Date (i) the dollar amount of any cash investments for InterPrivate III Class A common stock or Aspiration capital stock by the Sponsor, any affiliate of the Sponsor or any person or entity first introduced to Aspiration by the Sponsor and who is not a PIPE Investor as of the Amendment Date, in each case, who agrees to make such an investment in InterPrivate III Class A common stock or in Aspiration or that agrees not to redeem shares of InterPrivate III Class A common stock in connection with the vote of the stockholders of InterPrivate III to approve the Business Combination (collectively, the “Sponsor Parties”), and (ii) the dollar value of any shares of InterPrivate III Class A common stock not redeemed by a Sponsor Party at the Closing (after giving effect to all InterPrivate III stockholder redemptions) (the amounts described in clauses (i)-(ii) together, the “Sponsor Closing Investment”) is less than $50,000,000 (the “Threshold Amount”), the Sponsor will forfeit concurrently with the Closing a number of shares of InterPrivate III Class B common stock held by it equal to the greater of (i) the product of 50.0% multiplied by the per share merger consideration value of any additional shares of Aspiration capital stock issued upon conversion of Aspiration’s outstanding convertible notes pursuant to the terms of such convertible notes divided by $10.00 or (ii) the product of 26.0% multiplied by the amount by which the Threshold Amount exceeds the Sponsor Closing Investment divided by $10.00.

Important Information about the Business Combination and Where to Find It

The Business Combination will be submitted to stockholders of InterPrivate III for their consideration. InterPrivate III intends to file the Registration Statement with the SEC, which will include preliminary and definitive proxy statements to be distributed to InterPrivate III’s stockholders in connection with InterPrivate III’s solicitation for proxies for the vote by InterPrivate III’s stockholders in connection with the Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Aspiration’s stockholders in connection with the completion of the Business Combination. After the Registration Statement has been filed and declared effective, InterPrivate III will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Business Combination. InterPrivate III’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with InterPrivate III’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about InterPrivate III, Aspiration and the Business Combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by InterPrivate III, without charge, at the SEC’s website located at www.sec.gov or from InterPrivate III’s website at https://ipvspac.com/ipvf or by written request to InterPrivate at InterPrivate III Financial Partners, 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019.

Participants in the Solicitation

InterPrivate III, Aspiration and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from InterPrivate III’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of InterPrivate III’s stockholders in connection with the Business Combination will be set forth in InterPrivate III’s proxy statement / prospectus when it is filed with the SEC. You can find more information about InterPrivate III’s directors and executive officers in InterPrivate III’s final prospectus dated March 4, 2021, filed with the SEC on March 9, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available and other relevant materials to be filed with the SEC when they become available. Stockholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may,” “should,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding InterPrivate III’s and Aspiration’s expectations with respect to future performance, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Aspiration’s and InterPrivate III’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Aspiration and InterPrivate III.

These forward-looking statements are subject to a number of risks and uncertainties, including inability to complete the Business Combination or, if InterPrivate III does not complete the Business Combination, any other business combination; the inability to complete the Business Combination due to the failure to meet the closing conditions to the Business Combination, including the inability to obtain approval of InterPrivate III’s stockholders, the inability to consummate the contemplated PIPE financing, the failure to achieve the minimum amount of cash available following any redemptions by InterPrivate III stockholders, the failure to meet the NYSE listing standards in connection with the consummation of the Business Combination, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; costs related to the Business Combination; a delay or failure to realize the expected benefits from the Business Combination; risks related to disruption of management time from ongoing business operations due to the Business Combination; the impact of the ongoing COVID-19 pandemic; the risk that Aspiration may not be able to execute its growth strategies or achieve and maintain profitability; the uncertainty of Aspiration’s projected financial information; changes regarding the development of the sustainability industry, the markets that Aspiration targets, customer demand and the ability of Aspiration to maintain and enhance its brand; changes in the highly competitive market in which Aspiration competes, including with respect to its competitive landscape, rapid technological change or regulatory changes; uncertainties surrounding Aspiration’s expansion of products and service offerings; the ability of Aspiration to maintain strategic relationships and execute on strategic transactions; extensive governmental regulation and scrutiny applicable to Aspiration and its subsidiaries, including as a result of certain of its subsidiaries being subject to SEC and FINRA rules and net capital requirements; the ability of Aspiration to adhere to legal requirements with respect to the protection of personal data and privacy laws; cybersecurity risks, data loss and other breaches of Aspiration’s network security and the disclosure of personal information; the risk of regulatory lawsuits or proceedings relating to Aspiration’s products or services; the risk that Aspiration is unable to secure or protect its intellectual property; the limited experience of Aspiration’s management in operating a public company; underlying assumptions and data with respect to Aspiration’s key performance indicators and other business metrics that may be (or may be perceived to be) inaccurate; the risk that Aspiration may not be able to develop and maintain effective internal controls; the outcome of any legal proceedings that may be instituted against InterPrivate III, Aspiration or any of their respective directors or officers following the announcement of the Business Combination; the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments and those factors discussed in InterPrivate III’s final prospectus dated March 4, 2021 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and September 30, 2021, in each case, under the heading “Risk Factors,” and other documents of InterPrivate III filed, or to be filed, with the SEC. These risks and uncertainties may be amplified by the ongoing COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Aspiration nor InterPrivate III presently know or that Aspiration and InterPrivate III currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspiration’s and InterPrivate III’s expectations, plans or forecasts of future events and views as of the date of this Form 8-K. Aspiration and InterPrivate III anticipate that subsequent events and developments will cause Aspiration’s and InterPrivate III’s assessments to change. However, while Aspiration and InterPrivate III may elect to update these forward-looking statements at some point in the future, Aspiration and InterPrivate III specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Aspiration’s and InterPrivate III’s assessments as of any date subsequent to the date of this Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Form 8-K shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Amended and Restated Agreement and Plan of Merger, dated December 15, 2021, by and among InterPrivate III Financial Partners Inc., InterPrivate III Merger Sub Inc., InterPrivate III Merger Sub II LLC and Aspiration Partners, Inc.

3.1	Form of New Aspiration Certificate of Designations of Series X Preferred Stock, to be effective immediately prior to the closing of the Business Combination.

10.1†	Series X Preferred Stock Purchase Agreement, dated December 15, 2021, by and among Aspiration Partners, Inc., InterPrivate III and OCM Aspiration Holdings, LLC.

10.2	Investor Rights Agreement, by and between InterPrivate III Financial Partners Inc. and OCM Aspiration Holdings, LLC.

10.3	Subscription Agreement, dated December 15, 2021, by and between InterPrivate III Financial Partners Inc. and OCM Aspiration Holdings, LLC.

10.4	Form of Warrant, to be issued by New Aspiration to OCM Aspiration Holdings, LLC upon the closing of the Business Combination.

10.5	Form of Amended and Restated Registration Rights Agreement, to be effective upon the closing of the Business Combination.

99.1	Press Release, dated December 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). InterPrivate III agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPRIVATE III FINANCIAL PARTNERS INC.

By:	/s/ Ahmed Fattouh
Name: Ahmed Fattouh
Title: Chairman and Chief Executive Officer

Dated: December 16, 2021